Exhibit 2
JOINT FILING AGREEMENT
PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement of Schedule 13D/A is filed on behalf of each of the undersigned and that all subsequent amendments to this Schedule 13D/A shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate.

Dated:  July 10, 2008

/s/ Patrick Soon-Shiong
Patrick Soon-Shiong

/s/ Steven H. Hassan
Steven H. Hassan

THE THEMBA 2005 TRUST I

By:	/s/ Steven H. Hassan
Steven H. Hassan, Trustee

THE THEMBA 2005 TRUST II

By:	/s/ Steven H. Hassan
Steven H. Hassan, Trustee

CALIFORNIA CAPITAL LIMITED PARTNERSHIP

By:	Themba LLC, its general partner

By:	/s/ Steven H. Hassan
Name: Steven H. Hassan
Title: Manager

THEMBA LLC

By:	/s/ Steven H. Hassan
Name: Steven H. Hassan
Title: Manager